Exhibit 99.1

For more information, contact:
Lyne Andrich, 303.312.3458
Sue Hermann, 303.312.3488

CoBiz Financial To Reduce Quarterly Dividend

Precautionary decision would  preserve $5.5 million of capital

DENVER — March 19, 2009 — CoBiz Financial (Nasdaq GS: COBZ) announced today that its Board of Directors has reduced the company’s quarterly common stock dividend from $0.07 to $0.01 per share. The change is effective for the dividend payable May 11, 2009, to shareholders of record on May 4, 2009. The reduction would enable the company to retain an additional $5.5 million in common equity per year.

“This was a very difficult decision but one that will further strengthen our company’s balance sheet as we work our way through this international recession,” said Steve Bangert, CoBiz Financial chairman and CEO. “We have been profitable each year since we formed the company, and we remain optimistic about our ability to extend that record in 2009. In the short-term, however, we recognize the need to continue to build our provision and be conservative in our approach to capital preservation.

“Our capital levels remain at the highest in our company’s history, built not only by our 14-year record of profitability but also through such outside sources as a $21 million capital raise late in 2008 and the $64.5 million received through the U.S. Treasury’s Capital Purchase Program. In the current economic environment, however, more capital is better and the dividend reduction will save 25 basis points of our total capital ratio and 21 basis points of our tangible common equity.”

The company’s decision to reduce dividends is reflective of continuing growth in its loan portfolio and a desire to preserve capital for future growth opportunities. “We believe the current environment presents both challenges and opportunities,” said Bangert. “We continue to build our provision and look for ways to carefully manage our expenses while seeking to preserve resources to gain market share through the attraction of new customers — including new lending relationships — and, potentially, the acquisition of under-performing or failing banks. We remain focused on creating sustained value for our shareholders while serving the needs of our communities.”

The company will return to a more normalized dividend level as soon as practicable after the economy has stabilized.

CoBiz Financial (cobizfinancial.com) is a $2.7 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group and Wagner Investment Management; and employee and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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